SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   July 21, 2006

Aspire Japan, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Dream Media, Inc.
(FORMER NAME))

DELAWARE	000-51193
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4695 MacArthur Court
11th Floor
Newport Beach, CA 92660
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(949) 798-6138
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Ken Osako resigned as the Company’s President and Chief Executive Officer effective June 1, 2007. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Osako will remain the Company’s Chairman of the Board, and Chief Financial Officer.

Daisuke David Nakajima was appointed as a member of the Company’s Board of Directors and as the Company’s President, Chief Marketing Officer, and Chief Executive Officer each as of June 1, 2007. Mr. Nakajima, age 42 has extensive international experience in general administration, retail, sales, marketing, merchandising, finance, and operations. From May 2005 until June 2007, Mr. Nakajima worked as the CEO of Axis Consulting, Inc., a company which he co-founded in Tokyo, Japan and Portland, Oregon. From April 2004 until May 2005, Mr. Nakajima worked as the President and Representative Director of Payless Shoesource in Tokyo, Japan. Prior to that, from December 2001 until February 2004, Mr. Nakajima was the President, Representative Director, and Supervisory Board Member of Unicity, Japan, Inc. in Tokyo, Japan.

No transactions have occurred in the last two years to which the Company was a party in which Daisuke David Nakajima had or is to have a direct or indirect material interest.

 ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information
Not applicable.
(c)	Exhibits.
	10.1	Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Aspire Japan, Inc.

By:	/s/ Ken Osako
Ken Osako, President

Dated: June 4, 2007